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                                                                    Exhibit 3.21

 Certificate of Amendment of the Certificate of Formation of GameStop (LP), LLC.

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                            CERTIFICATE OF AMENDMENT

                                       OF

                                Gamestop(LP), LLC

     1. The name of the limited liability company is Gamestop (LP), LLC.

     2. The Certificate of Formation of the limited liability company is hereby amended as follows:

     That the registered office of the corporation in the state of Delaware is hereby changed to Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle.

     That the registered agent of the corporation is hereby changed to THE CORPORATION TRUST COMPANY, the business address of which is identical to the aforementioned registered office as changed.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Gamestop (LP), LLC this 9th day of June, 2004.


                                        /s/ Michael E. Jones
                                        ----------------------------------------
                                        Michael E. Jones
                                        Assistant Secretary

      State of Delaware
     Secretary of State
  Division of Corporations
Delivered 04:42 PM 06/10/2004
  FILED 03:57 PM 06/10/2004
SRV 040431957 - 3808564 FILE